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EXHIBIT 10.1

DISMISSAL AND LICENSE OPTION AGREEMENT

This Dismissal and License Option Agreement (this “Agreement”) is made and entered into as of this 23 day of December, 2008 (the “Effective Date”), by and between OPTi, Inc., a California corporation having its place of business at 3430 W. Bayshore Road, Suite 103, Palo Alto, California 94303 (“OPTi”) and Broadcom Corporation, a California corporation having its place of business at 5300 California Avenue, Irvine, California 92617 (“Broadcom”), acting on behalf of itself and its Subsidiaries (Broadcom Corporation and its Subsidiaries, collectively, “Broadcom”). OPTi and Broadcom are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, OPTi has filed patent infringement claims against Broadcom, Advanced Micro Devices, Inc. (“AMD”), Standard MicroSystems Corporation (“SMSC”), and other co-defendants in the Civil Action No. 2:07-cv-00278-TJW (E.D. Tex.) (the “Lawsuit”).

WHEREAS, Broadcom denies that it does now or has ever infringed any of the patents asserted in the Lawsuit or committed any act that would entitle OPTi to any of the relief it is seeking from Broadcom in the Lawsuit; and

WHEREAS, OPTi and Broadcom desire to avoid the time and expense of litigation, and in compromise of the disputed claims, to dismiss the Lawsuit against Broadcom and grant Broadcom an option to acquire a license from OPTi as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the undertakings and options granted herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the aforementioned Parties agree as follows:

1.	Definitions

As used herein:

a. “Asserted Patents” shall mean any and all patents asserted by OPTi in the Lawsuit, including without limitation U.S. Patent No. 5,944,807 and U.S. Patent No. 6,098,141, and any patent or patent application that claims priority directly or indirectly to, or from which priority is directly or indirectly claimed with respect to, any of the foregoing patents or any patent or application to which the foregoing patents claim priority, whether or not pending, issued, expired, abandoned or closed, including without limitation any and all reexaminations, reissues, continuations, divisions, continuations-in-part and foreign counterparts of any of the foregoing patents anywhere in the world.

b. “Dismissal Period” shall mean the period commencing on the Effective Date and ending on the later of: (i) eighteen (18) months after the Effective Date; or (ii) two (2) months after a final (but appealable) judgment is issued by the District Court in the Lawsuit addressing all remaining claims in such Lawsuit.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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c. “Subsidiary” shall mean any corporation or other entity that is directly or indirectly controlled by the specified Party. For purposes of this definition, control means (i) direct or indirect ownership of, or the exclusive right to acquire ownership of, more than fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of an entity; or (ii) the direct or indirect right to vote or to direct the vote (by written proxy or otherwise) of more than fifty percent (50%) of the ownership interest representing the right to elect directors or similar managing authority of an entity. An entity shall be deemed to be a Subsidiary under this Agreement at any time that the requisite conditions of being a Subsidiary are met, except that entities which are co-defendants in the Lawsuit may not become Subsidiaries of Broadcom for the purposes of this Agreement.

2.	Dismissal

a. The Parties hereby agree that the Lawsuit between the Parties, including all claims made by OPTi against Broadcom therein, shall be fully and promptly dismissed without prejudice. Within five (5) business days after the Effective Date, each Party shall cause its counsel to have signed and filed all necessary dismissals, stipulations, orders and other documents with respect to the Lawsuit to effect a complete dismissal without prejudice of all claims, demands and causes of action brought by OPTi against Broadcom and all claims by Broadcom against OPTi in the Lawsuit. The Parties shall proceed with any and all additional procedures necessary to dismiss such claim without prejudice.

b. In accordance with Section 2.a above, Broadcom shall pay OPTi one million U.S. dollars ($1,000,000) (the “Dismissal Payment”) within fifteen days after such dismissal.

c. During the Dismissal Period, OPTi will not bring any claim or suit alleging infringement of or to otherwise assert any of the Asserted Patents: (i) against Broadcom or any Subsidiary of Broadcom; or (ii) against any direct or indirect Broadcom customer, distributor, OEM, dealer, reseller, user, vendor, manufacturing or assembly facility, assembly or testing facility or other third party with respect to any Broadcom product or service (alone or in combination with other components) manufactured, used, sold, offered for sale, imported or otherwise exploited by such entity. (The “Standstill Obligation.”) The Standstill Obligation shall run with the title of the Asserted Patents, and shall be binding on OPTi’s successors, assigns, licensees, and any other person or entity who obtains from OPTi a direct or indirect ownership or other interest (including any enforcement right) in or to the Asserted Patents. The Standstill Obligation shall not constitute and shall not be deemed to constitute a release of or license to Broadcom or any of its customers, and any injunctive or monetary relief that OPTi may be entitled to recover against Broadcom or its customers shall continue accrue during the Dismissal Period and shall not be limited, diminished or abated by OPTi’s compliance with the Standstill Obligation. Neither shall OPTi’s compliance with the Standstill Obligation be deemed to constitute a waiver or estoppel of or laches as to any monetary or equitable right of recovery that OPTi may have against Broadcom or its customers.

d. During the Standstill Period, Broadcom shall refrain from bringing suit seeking a declaration as to the noninfringement, invalidity, or unenforceability of the Asserted Patents, or seeking reexamination or reissuance of the Asserted Patents or similar relief.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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3.	Lawsuit Notices

a. In the event that a final (but appealable) judgment is issued by the District Court in the Lawsuit addressing all remaining claims in such Lawsuit, OPTi shall notify Broadcom of such judgment in writing within ten (10) business days thereafter (the “Trial Completion Notice”).

b. In the event that a final judgment is issued after all appeals have completed or been waived in the Lawsuit addressing all remaining claims in such Lawsuit, OPTi shall notify Broadcom of such judgment in writing within ten (10) business days thereafter (the “Appeal Completion Notice”).

c. In the event that OPTi settles and dismisses with prejudice all remaining claims against all of Broadcom’s co-defendants in the Lawsuit, OPTi shall notify Broadcom of such settlement in writing within ten (10) business days thereafter (the “Settlement Completion Notice”), and such notice shall include a summary of all material terms of the settlements with each co-defendant, including the fees paid or to be paid to OPTi by AMD and SMSC.

4.	License Option and Releases

a. Broadcom shall have the right and option, in its sole discretion and without any obligation to exercise such option, to acquire the license to the Asserted Patents described below upon payment of the License Fee defined below and execution by Broadcom and delivery to OPTi of the exercise notice attached as Exhibit A hereto (the “License Option Exercise Notice”). This option shall run with the title of the Asserted Patents, and shall be binding on OPTi’s successors, assigns, licensees, and any other person or entity who obtains from OPTi a direct or indirect ownership or other interest (including any enforcement right) in or to the Asserted Patents.

b. For purposes of this Agreement, the “License Fee” shall mean:

(i) [***];

(ii) [***]; or

(iii) [***].

c. Upon payment of the Licensee Fee and execution by Broadcom and delivery to OPTi of the License Option Exercise Notice, OPTi automatically and without the need for any further action or documentation grants to Broadcom, and Broadcom automatically and without the need for any further action or documentation receives a non-exclusive, worldwide, perpetual, irrevocable, paid up and royalty-free license, without the right to sublicense, under the Asserted Patents (and any related patents/filings) to make, have made, use, offer for sale, import and sell (directly and indirectly through multiple tiers of distribution) any products or services. For the avoidance of doubt, the restriction on sublicensing set forth herein shall not be interpreted to restrict Broadcom’s right to engage with third parties in connection with the design, development, manufacturing, packaging, assembly, testing, sale, distribution and other similar activities with respect to Broadcom’s products and services.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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d. Upon Broadcom’s payment of the License Fee and exercise of the license option as set forth in Section 4.c:

(i) OPTi releases, acquits and discharges Broadcom and all of its officers, directors, employees and agents from and against any and all claims, demands, liabilities and rights of action of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, which OPTi may have or obtain relating to the Asserted Patents or the Lawsuit, including without limitation those arising on account of any infringement or alleged infringement of any Asserted Patent (whether direct, contributory or by inducement, and whether or not willful); and

(ii) OPTi releases, acquits and discharges Broadcom’s direct and indirect past, present and future customers, retailers, wholesalers, distributors, dealers, resellers, users, OEMs, vendors, manufacturing or assembly facilities, assembly or testing facilities, and other similar companies from and against any and all claims, demands, liabilities and rights of action of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, relating to any infringement or alleged infringement of any of the Asserted Patents (whether direct, contributory or by inducement, and whether or not willful) or otherwise related to the Lawsuit, to the extent such claim, demand, liability or right of action arises out of or relates to the manufacture, sale, use or other exploitation of a Broadcom product or service; and

(iii) Broadcom releases, acquits and discharges OPTi and all of its officers, directors, employees and agents from and against any and all claims, demands, liabilities and rights of action of any kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, which Broadcom may have or obtain relating to the Asserted Patents or the Lawsuit, including without limitation those arising on account of OPTi’s assertion that Broadcom has infringed any Asserted Patent (whether direct, contributory or by inducement, and whether or not willful).

(iv) For the purpose of the releases set forth above, upon such releases becoming effective, the Parties shall be deemed to have expressly, knowingly and intentionally waived for themselves and for their respective legal successors and assigns, the benefits and rights of section 1542 of the California Civil Code, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Cal. Civ. Code § 1542.”

The Parties each acknowledge that they have received independent legal advice from their attorneys with respect to waiving the provisions of California Civil Code § 1542 and acknowledge that this waiver is a material inducement to and consideration for each party’s execution of the Agreement. Each of the Parties shall likewise be deemed to have waived the benefits of any statute, rule or doctrine, or common law principle of any jurisdiction whatsoever of similar effect to section 1542 of the California Civil Code.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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5.	Assignment or Transfer

a. OPTi agrees that all of the options, licenses, covenants, restrictions and other obligations of OPTi set forth in or arising from this Agreement (the “Patent Obligations”) shall run with the Asserted Patents, and that OPTI shall ensure that any assignee, transferee or successor to any of the Asserted Patents (including the acquiring or surviving entity in connection with any change of control of OPTi), or any other entity (such as an exclusive licensee) that obtains any enforcement rights with the respect to any of the Asserted Patents agrees in writing, prior to such assignment, transfer or grant, to be bound by all such Patent Obligations (including the obligation to obtain such written agreement from any subsequent assignee, transferee, successor or grantee), including without limitation the Standstill Obligation set forth in Section 2.c, the notice obligations in Section 3, and the options and, if granted, the license set forth in Section 4. If OPTi or any of its Subsidiaries assigns (directly or by operation of law) ownership or any enforcement right under any Asserted Patent(s) to any person or entity that is not previously bound in writing by the foregoing Patent Obligations, then effective immediately prior to such assignment, OPTi automatically and without the need for any further action or documentation grants to Broadcom, and Broadcom automatically and without the need for any further action or documentation receives a license of the same scope, terms and duration as the license set forth in Section 4.c (without, for the avoidance of doubt, the requirement to deliver any notice or pay any fee).

b. Neither party may assign, transfer or delegate this Agreement or its rights or obligations hereunder without the other Party’s prior written consent, except that either Party may assign this Agreement in connection with an assignment or transfer of substantially all of the business or assets to which this Agreement relates (subject, in OPTi’s case, to compliance with Section 5.a above). Subject to the foregoing, this Agreement shall inure to the benefit of each Party’s permitted successors and assigns.

6.	Representations and Warranties

a. Each party represents and warrants that it has the right, power and authority to enter into this Agreement and to fully perform and comply with its obligations hereunder.

b. OPTi represents and warrants that (i) it is the sole and exclusive owner of the Assigned Patents and has the unencumbered right to grant the licenses, rights, options and covenants under the Asserted Patents of the full scope set forth in this Agreement, and (ii) no other person or entity has any claims, demands or rights of action arising out of or relating to the Asserted Patents, including without limitation any claims for past damages.

7.	Term and Termination

a. This Agreement shall commence on the Effective Date and shall continue in force thereafter unless and until terminated as set forth in this Section 7.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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b. If Broadcom fails to pay the Dismissal Fee pursuant to Section 2.b and does not cure such failure within ten (10) business days after written notice thereof from OPTi, then OPTi may terminate this Agreement upon written notice to Broadcom. Except for an uncured breach of Broadcom’s obligation to pay the Dismissal Fee as set forth in this paragraph 7.b, OPTi shall have no right to terminate this Agreement for any reason.

c. If OPTi materially breaches this Agreement and does not cure such failure within ninety (90) days after written notice thereof from Broadcom, then Broadcom may terminate this Agreement upon written notice to OPTi.

d. Upon payment by Broadcom of the License Fee pursuant to Section 4.c, the license shall be paid-up in full and this Agreement shall thereafter be incontestable, perpetual, non-terminable and irrevocable.

8.	Confidentiality

The Parties shall keep the terms of this Agreement confidential and shall not now or hereafter divulge the text or terms of this Agreement or any part thereof to any third party except:

a. to Subsidiaries of the parties in confidence;

b. with the prior written consent of the other party;

c. to any governmental body having jurisdiction and specifically requiring such disclosure;

d. in response to a valid subpoena or as otherwise may be required by law;

e. for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations;

f. to a party’s accountants, legal counsel and other financial and legal advisors, subject to obligations of confidentiality and/or privilege;

g. as required during the course of litigation, subject to protective order or other similar protections as applicable; or

h. in confidence, in connection with a proposed merger, acquisition or similar transaction;

provided, however, that prior to any such disclosure pursuant to paragraphs c, d, e and/or g hereof, the party seeking disclosure shall give the other party reasonable prior written notice thereof to permit the other party to seek a protective order, request confidential treatment or take other reasonable steps to prevent or limit the nature and extent of such disclosure, and the disclosing party shall provide reasonable cooperation in connection therewith.

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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9.	Notices

All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Broadcom:	If to OPTi:
Broadcom Corporation 5300 California Avenue Irvine, California 92617 Attn.: General Counsel	OPTi, Inc. 3430 W. Bayshore Road, Suite 103 Palo Alto, California 94303 Attn: Chief Executive Officer

Such notices shall be deemed to have been served when received by addressee as evidenced by a proof of delivery provided by a courier service or the U.S. Postal Servive or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

10.	Miscellaneous

a. This Agreement constitutes and embodies the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all previous agreements, understandings, negotiations, discussions, offers and acceptances with respect to such subject matter. This Agreement may not be modified except in writing signed by authorized representatives of both parties.

b. The Parties hereby agree to execute any further documents and take other reasonable steps, including executing any declaration, oath, affidavit, assignment, confirmation, license or other instrument, as necessary or appropriate to complete, effectuate or give full effect to the licenses, rights and covenants granted herein.

c. This Agreement shall be governed by, construed and enforced in accordance with the substantive and procedural laws of the state of California without reference to conflict of laws principles. All disputes, controversies, or differences that may arise between the parties out of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be subject to the exclusive jurisdiction of the federal and state courts located in Santa Ana County, California.

d. Each party acknowledges that all rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses or executory licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code. Each party acknowledges that if such party, as a debtor in possession or a trustee-in-bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, the other party may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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e. This Agreement does not constitute either party hereto the agent of the other party for any purpose whatsoever, nor does either party thereto have the right or authority to assume, create or incur any liability of any kind, express or implied, against or in the name or on behalf of the other party.

f. If any provision of this Agreement shall be deemed by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such provision shall be deemed stricken from this Agreement. This Agreement shall remain valid and enforceable as to all other provisions.

g. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

OPTi and Broadcom have caused this Agreement to be executed by their respective duly authorized representatives on the dates and places indicated below.

OPTi, Inc.		Broadcom Corporation

Signed:	/s/ Bernard Marren	Signed:	/s/ Nariman Vousefi
Name:	Bernard Marren	Name:	Nariman Vousefi
Title:	President / CEO	Title:	Senior Vice President
Date:	December 23, 2008	Date:	December 23, 2008

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.

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EXHIBIT A

LICENSE OPTION EXERCISE NOTICE

[***] Confidential treatment requested under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential portion omitted and filed separately with the Commission.